Exhibit 99.1

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD. REPORTS FIRST QUARTER 2019 RESULTS

Hamilton, Bermuda, May 7, 2019 — Sirius International Insurance Group, Ltd. (Nasdaq: SG) (“Sirius Group” or the “Company”) today reported results for the quarter ended March 31, 2019. The Company reported comprehensive income of $76 million for the first quarter of 2019 compared to $30 million for the first quarter of 2018.

Book value per common share was $15.38 as of March 31, 2019 compared to $14.80 as of December 31, 2018, an increase of 3.9%.  Book value per common share as of March 31, 2019 includes a charge of $8 million, or $0.07 per common share, related to the increase in redemption value of the Series B preference shares.

Adjusted book value per share(1), which assumes that the Series B preference shares will convert into common shares on a one-for-one basis, in addition to the effects of share-based compensation programs, was $15.82 as of March 31, 2019, compared to $15.24 as of December 31, 2018, an increase of 3.8% during the first quarter of 2019.

“The first quarter was a strong one from a bottom line perspective, offering up a great start to the year,” said Kip Oberting, President and Chief Executive Officer of Sirius Group.  “Our property segment benefited from low catastrophe loss activity and our accident and health operations continue to provide a meaningful, return on our capital.  Our growth in book value was also driven by gains in our investment portfolio, mainly a result of favorable investment markets.  We also benefited from gains in the value of investment assets in our strategic investment portfolio.”

•                  Net income attributable to common shareholders for the first quarter of 2019 was $95 million, a return on beginning shareholders’ equity of 5.6% for the quarter. Basic earnings per common share was $0.75 and diluted earnings per common share was $0.74.  This compares to net income attributable to common shareholders of $41 million and basic and diluted earnings per common share of $0.32 for the first quarter of 2018.  The first quarter of 2019 results reflect the $8 million charge related to the increase in redemption value of the Series B preference shares incurred.

•                  For the first quarter of 2019, Operating income attributable to common shareholders was $13 million compared to $31 million for the first quarter of 2018.

Chief Financial Officer, Ralph Salamone further commented, “After taking increases in the fourth quarter of 2018, our Typhoon Jebi reserves have held up well in the first quarter of 2019 and we are seeing rate increases on loss impacted accounts in Japan.  We did see loss increases on recent U.S. Hurricanes, namely Irma and Michael, where assignments of benefits seem to be taking their toll.  Still, our Global Property segment performed well with $33 million of underwriting income and a 76% combined ratio in the quarter.”

(1)  Adjusted book value, Adjusted book value per share and Operating income attributable to common shareholders are non-GAAP financial measures. See the accompanying Reconciliation of Non-GAAP Financial Measures.

First Quarter 2019 Summary

Underwriting

Sirius Group’s combined ratio was 91% for the first quarter of 2019 compared to 87% for the first quarter of 2018.  The increase in the combined ratio was driven by higher net unfavorable prior year loss reserve development mainly in the Global Property segment.  The first quarter of 2019 included 5 points of net unfavorable prior year loss reserve development compared to 1 point of net favorable prior year loss reserve development for the first quarter of 2018.  Catastrophe losses were light for both periods; the first quarter of 2019 and 2018 combined ratios each included 1 point of catastrophe losses, net of reinsurance and reinstatement premiums.

•                  Gross written premiums for the quarter were $622 million, an increase of 1% compared to the first quarter of 2018.

•                  Pre-tax catastrophe losses, net of reinsurance and reinstatement premiums, amounted to $2 million in the quarter.  Prior year catastrophe losses related to Hurricanes Irma, Michael, and Florence were increased by $17 million in the quarter.

•                  Highlights by reportable segment for the first quarter of 2019 included the following:

•                  Global Property produced $33 million of underwriting income for the quarter and a 76% combined ratio driven mainly by low current year catastrophe losses partially offset by net unfavorable prior year loss reserve development.

•                  Global A&H produced $12 million of underwriting income for the quarter, including net service fee income from IMG and Armada, and a combined ratio of 101%, which was primarily a result of net unfavorable prior year loss reserve development.

•                  Specialty & Casualty produced a $(3) million underwriting (loss) for the quarter and a combined ratio of 103%, mainly driven by poor Aviation results, mainly due to the Ethiopian Airlines flight crash.

•                  Runoff & Other produced $(5) million of underwriting (loss) for the quarter mainly from unfavorable prior year loss reserve development and operating expenses.

Investments and Other

•                  The investment portfolio returned 2.0% in original currencies and 1.9% in U.S. Dollars.

•                  Net investment income increased $9 million or 82% for the first quarter of 2019 to $20 million, from $11 million for the first quarter of 2018, due to a higher interest rate environment.

•                  Net realized and unrealized investment gains were $83 million for the first quarter of 2019 compared to net realized and unrealized investment gains of $12 million for the first quarter of 2018.  The increase was driven by unrealized gains arising from investments consistent with overall market performance, which were somewhat offset by foreign currency translation losses recognized through other comprehensive income of $42 million.

•                  Common shareholders’ equity ended the first quarter of 2019 at $1,773 million as compared to $1,705 million at December 31, 2018. The increase is primarily due to comprehensive income of $76 million.  Adjusted book value ended the first quarter of 2019 at $2,014 million.

Conference Call

A conference call discussing the first quarter results will be held on May 8, 2019 at 8:30 a.m. Eastern Time. A live, listen-only webcast of the call will be available via the Investor Relations section of our website located at http://ir.siriusgroup.com.  A replay of the webcast will be available on the website shortly after the call and archived for 1 year.  The teleconference can be accessed by dialing (888) 317-6016 for U.S. callers and (412) 317-6016 for international callers.

Supplemental Materials

In addition to this press release, we have provided supplemental financial information relating to first quarter results.  Recipients are encouraged to visit the “Financial Information” section of Sirius Group’s website located at http://ir.siriusgroup.com to view the supplemental financial information.

Non-GAAP Financial Measures

In presenting Sirius Group’s results, management has included and discussed non-GAAP financial measures:  Adjusted book value, Adjusted book value per share and Operating income attributable to common shareholders.  The Company believes that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of the Company’s results of operations.  However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles in the United States of America (‘‘GAAP’’).  A reconciliation of Adjusted book value, Adjusted book value per share and Operating income attributable to common shareholders to the most comparable GAAP measures is included in the attached financial information in accordance with Regulation G.

About Sirius Group

Sirius Group, with roots back to 1945 in Stockholm, is a global multi-line (re)insurer that utilizes its unique global branch network to provide solutions to approximately 2,000 clients in over 150 countries, with approximately 7,200 treaties in force.  The primary (re)insurance operating subsidiaries are located in Bermuda, Stockholm, New York, and London.  Sirius Group provides a fully diversified set of health and travel products to consumers through its two managing general underwriters, ArmadaGlobal and International Medical Group.  Sirius Group has been publicly traded since November 2018.  Additional information is available at Sirius Group’s website located at www.siriusgroup.com.

Cautionary Note Regarding Forward-Looking Statements

We have made statements in this document that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, including statements about our capital position and the impact of rate and loss changes.   You can identify forward-looking statements by the use of forward-looking terminology such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “target,” “continue,” “could,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “should,” “would,” “seeks,” “likely,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sirius Group and speak only as of the date of this document. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, Sirius Group’s exposure to unpredictable catastrophic and casualty events and unexpected accumulations of attritional losses; increased competition from existing insurers and reinsurers and from alternative capital providers, such as insurance-linked funds and collateralized special purpose insurers; decreased demand for Sirius Group’s insurance or reinsurance products, consolidation and cyclical changes in the insurance and reinsurance industry; the inherent uncertainty of estimating loss and loss adjustment expenses reserves, including asbestos and environmental reserves, and the possibility that such reserves may be inadequate to cover Sirius Group’s ultimate liability for losses; a decline in Sirius Group’s operating subsidiaries’ ratings with rating agencies; the exposure of Sirius Group’s investments to interest rate, credit, equity risks and market volatility, which may limit Sirius Group’s net income and may affect the adequacy of its capital and liquidity; the impact of various risks associated with transacting business in foreign countries, including foreign currency exchange-rate risk and political risks on investments in, and revenues from, Sirius Group’s operations outside the U.S.; the possibility that Sirius Group may become subject to additional onerous governmental or regulatory requirements or fail to comply with applicable regulatory and solvency requirements;  Sirius Group’s significant deferred tax assets may become materially impaired as a result of insufficient taxable income or a reduction in applicable corporate tax rates or other change in applicable tax law; a decrease in the fair value of Global A&H and/or Sirius Group’s intangible assets may result in future impairments; the limited liquidity and trading of Sirius Group’s securities; CMIG International Holding Pte. Ltd.’s status as a controlling shareholder; Sirius Group’s status as a publicly traded company, foreign private issuer and controlled company; and other factors identified in Sirius Group’s Annual Report on Form 10-K for the year ended December 31, 2018, and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Sirius Group prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes.

Contact:

Sirius Group

Matthew Kirk

Investor Relations

investor.relations@siriusgroup.com

(212) 312-2525

Sirius International Insurance Group, Ltd.

Consolidated Balance Sheets

As at March 31, 2019 and December 31, 2018 (Unaudited)

(Expressed in millions of U.S. dollars, except share information)	March 31, 2019	December 31, 2018
Assets
Fixed maturity investments, trading at fair value (Amortized cost 2019: $1,814.8; 2018: $1,952.9)	$1,846.4	$1,949.2
Short-term investments, at fair value (Amortized cost 2019: $830.5; 2018: $716.1)	833.6	715.5
Equity securities, trading at fair value (Cost 2019: $398.4; 2018: $409.4)	394.4	380.0
Other long-term investments, at fair value (Cost 2019: $351.7; 2018: $337.6)	389.7	365.0
Cash	116.0	119.4
Restricted cash	13.0	12.8
Total investments and cash	3,593.1	3,541.9
Accrued investment income	12.7	14.1
Insurance and reinsurance premiums receivable	818.7	630.6
Reinsurance recoverable on unpaid losses	349.3	350.2
Reinsurance recoverable on paid losses	50.5	55.0
Funds held by ceding companies	202.8	186.8
Ceded unearned insurance and reinsurance premiums	200.5	159.8
Deferred acquisition costs	152.6	141.6
Deferred tax asset	171.6	202.5
Accounts receivable on unsettled investment sales	1.7	5.0
Goodwill	400.7	400.6
Intangible assets	191.7	195.6
Other assets	161.1	124.0
Total assets	$6,307.0	$6,007.7
Liabilities
Loss and loss adjustment expense reserves	$1,976.3	$2,016.7
Unearned insurance and reinsurance premiums	860.5	647.2
Ceded reinsurance payable	231.3	206.9
Funds held under reinsurance treaties	123.4	110.6
Deferred tax liability	230.6	237.4
Debt	686.1	696.8
Accounts payable on unsettled investment purchases	9.9	3.2
Other liabilities	173.1	150.5
Total liabilities	4,291.2	4,069.3
Commitments and contingencies
Mezzanine equity
Series B preference shares	240.6	232.2
Common shareholders’ equity
Common shares (shares issued and outstanding: 2019:115,262,303; 2018:115,151,251)	1.2	1.2
Additional paid-in surplus	1,090.2	1,089.1
Retained earnings	911.8	816.6
Accumulated other comprehensive (loss)	(230.2)	(202.4)
Total common shareholders’ equity	1,773.0	1,704.5
Non-controlling interests	2.2	1.7
Total equity	1,775.2	1,706.2
Total liabilities, mezzanine equity, and equity	$6,307.0	$6,007.7

Sirius International Insurance Group, Ltd.

Consolidated Statements of Income (Unaudited)

For the three months ended March 31, 2019 and 2018

	Three months ended March 31,
(Expressed in millions of U.S. dollars, except share and per share information)	2019	2018
Revenues
Net earned insurance and reinsurance premiums	$311.9	$284.5
Net investment income	20.1	10.8
Net realized investment gains (losses)	9.0	(3.7)
Net unrealized investment gains	74.0	16.0
Net foreign exchange gains (losses)	5.1	(3.5)
Other revenue	19.6	23.4
Total revenues	439.7	327.5
Expenses
Loss and loss adjustment expenses	183.9	141.0
Insurance and reinsurance acquisition expenses	63.3	63.0
Other underwriting expenses	35.3	43.2
General and administrative expenses	24.4	14.3
Intangible asset amortization expenses	3.9	3.9
Interest expense on debt	7.6	7.7
Total expenses	318.4	273.1
Pre-tax income	121.3	54.4
Income tax (expense)	(17.2)	(11.1)
Net income	104.1	43.3
Income attributable to non-controlling interests	(0.4)	(0.2)
Net income attributable to Sirius Group	103.7	43.1
Change in carrying value of Series B preference shares	(8.4)	—
Accrued dividends on Series A redeemable preference shares	—	(2.6)
Net income attributable to Sirius Group common shareholders	$95.3	$40.5

Net income per common share and common share equivalent
Basic earnings per common share and common share equivalent	$0.75	$0.32
Diluted earnings per common share and common share equivalent	$0.74	$0.32
Weighted average number of common shares and common share equivalents outstanding:
Basic weighted average number of common shares and common share equivalents outstanding	115,182,331	120,000,000
Diluted weighted average number of common shares and common share equivalents outstanding	127,335,314	120,000,000

Loss ratio	59.0%	49.6%
Acquisition expense ratio	20.3%	22.1%
Other underwriting expense ratio	11.3%	15.2%
Combined ratio	90.6%	86.9%

Sirius International Insurance Group, Ltd.

Consolidated Statements of Comprehensive Income (Unaudited)

For the three months ended March 31, 2019 and 2018

	Three months ended March 31,
(Expressed in millions of U.S. dollars)	2019	2018
Comprehensive income
Net income	$104.1	$43.3
Other comprehensive (loss), net of tax
Change in foreign currency translation, net of tax	(27.8)	(13.4)
Total other comprehensive (loss)	(27.8)	(13.4)
Comprehensive income	76.3	29.9
Income attributable to non-controlling interests	(0.4)	(0.2)
Comprehensive income attributable to Sirius Group	$75.9	$29.7

Sirius International Insurance Group, Ltd.

Consolidated Underwriting Results by Segment

	Three months ended March 31, 2019
(Expressed in millions of U.S. dollars)	Global Property	Global A&H	Specialty & Casualty	Runoff & Other	Corporate Elimination	Total
Gross written premiums	$330.7	$169.3	$120.9	$1.4	$—	$622.3
Net written premiums	$241.3	$134.9	$108.2	$0.4	$—	$484.8
Net earned insurance and reinsurance premiums	$139.7	$96.1	$75.7	$0.4	$—	$311.9
Loss and allocated LAE	(62.6)	(63.2)	(47.6)	(1.1)	—	(174.5)
Insurance and reinsurance acquisition expenses	(25.8)	(26.6)	(20.5)	(0.7)	10.3	(63.3)
Technical profit (loss)	51.3	6.3	7.6	(1.4)	10.3	74.1
Unallocated LAE	(2.1)	(1.5)	(1.9)	(0.5)	(3.4)	(9.4)
Other underwriting expenses	(16.2)	(6.1)	(8.2)	(2.1)	(2.7)	(35.3)
Underwriting income (loss)	33.0	(1.3)	(2.5)	(4.0)	4.2	29.4
Service fee revenue	—	36.3	—	—	(11.0)	25.3
Managing general underwriter unallocated LAE	—	(4.1)	—	—	4.1	—
Managing general underwriter other underwriting expenses	—	(2.7)	—	—	2.7	—
General and administrative expenses, MGU + Runoff & Other	—	(16.2)	—	(0.8)	—	(17.0)
Underwriting income (loss), including net service fee income	$33.0	$12.0	$(2.5)	$(4.8)	$—	$37.7

Underwriting Ratios (1) (2)
Loss ratio	46.3%	67.3%	65.4%	NM	NM	59.0%
Acquisition expense ratio	18.5%	27.7%	27.1%	NM	NM	20.3%
Other underwriting expense ratio	11.6%	6.3%	10.8%	NM	NM	11.3%
Combined ratio	76.4%	101.3%	103.3%	NM	NM	90.6%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.

(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.

Consolidated Underwriting Results by Segment

	Three months ended March 31, 2018
(Expressed in millions of U.S. dollars)	Global Property	Global A&H	Specialty & Casualty	Runoff & Other	Corporate Elimination	Total
Gross written premiums	$346.6	$145.6	$115.5	$7.5	$—	$615.2
Net written premiums	$247.2	$115.5	$100.6	$6.1	$—	$469.4
Net earned insurance and reinsurance premiums	$136.1	$88.0	$54.4	$6.0	$—	$284.5
Loss and allocated LAE	(70.4)	(45.8)	(21.6)	2.4	—	(135.4)
Insurance and reinsurance acquisition expenses	(29.3)	(29.2)	(14.1)	(0.7)	10.3	(63.0)
Technical profit (loss)	36.4	13.0	18.7	7.7	10.3	86.1
Unallocated LAE	(1.9)	(1.6)	(1.2)	(0.9)	—	(5.6)
Other underwriting expenses	(17.4)	(8.0)	(8.0)	(1.4)	(8.4)	(43.2)
Underwriting income (loss)	17.1	3.4	9.5	5.4	1.9	37.3
Service fee revenue	—	32.8	—	—	(10.3)	22.5
Managing general underwriter unallocated LAE	—	—	—	—	—	—
Managing general underwriter other underwriting expenses	—	(8.4)	—	—	8.4	—
General and administrative expenses, MGU + Runoff & Other	—	(9.5)	—	(1.1)	—	(10.6)
Underwriting income (loss), including net service fee income	$17.1	$18.3	$9.5	$4.3	—	$49.2

Underwriting Ratios (1) (2)
Loss ratio	53.1%	53.9%	41.9%	NM	NM	49.6%
Acquisition expense ratio	21.5%	33.2%	25.9%	NM	NM	22.1%
Other underwriting expense ratio	12.8%	9.1%	14.7%	NM	NM	15.2%
Combined ratio	87.4%	96.2%	82.5%	NM	NM	86.9%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.

(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.

Reconciliation of Non-GAAP Financial Measures

Adjusted book value per share

Adjusted book value and Adjusted book value per share are non-GAAP financial measures used to show the Company’s total worth on a per-share basis and are useful to management and investors in analyzing the intrinsic value of the Company.

Adjusted shares outstanding is derived by summing Common shares outstanding, Series B preference shares outstanding (which were issued to the cornerstone investors), and the Earned portion of share-based compensation awards.  Adjusted book value is derived by summing Total common shareholders’ equity, the Series B preference share amount reflected in mezzanine equity, and the Earned portion of future proceeds from stock option awards.  Outstanding warrants are excluded as they are anti-dilutive as of the respective reporting dates.

At March 31, 2019, Adjusted book value and Adjusted book value per share include the earned effects of share-based compensation awards issued during 2019.

Adjusted book value per share is derived by dividing the Adjusted book value by the Adjusted shares outstanding. The reconciliation to Total common shareholders’ equity and Book value per common share, the most directly comparable GAAP measures, are presented in the table below.

	March 31,	December 31,
(Expressed in millions of U.S. Dollars, except share amounts)	2019	2018
Common shares outstanding	115,262,303	115,151,251
Series B preference shares outstanding	11,901,670	11,901,670
Earned share-based compensation awards, excluding stock options	95,541	—
Earned portion of Stock option awards issued	38,193	—
Adjusted shares outstanding	127,297,707	127,052,921

Total common shareholders’ equity	$1,773.0	$1,704.5
Series B preference shares	240.6	232.2
Earned portion of future proceeds from stock option awards	0.5	—
Adjusted book value	$2,014.1	$1,936.7

Book value per common share	$15.38	$14.80
Adjusted book value per share	$15.82	$15.24

Operating income attributable to common shareholders

The Company uses Operating income attributable to common shareholders as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its core performance. Operating income attributable to common shareholders as used herein differs from net income attributable to common shareholders, which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments, net foreign exchange gains (losses) and the associated income tax expense or benefit. The Company’s management believes that Operating income attributable to common shareholders is useful to investors because it is more reflective of the Company’s core business, as it removes the variability arising from fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading, investments-related derivatives, and net foreign exchange gains (losses) and the associated income tax expense or benefit of those fluctuations.  The following is a reconciliation of net income attributable to common shareholders to Operating income attributable to common shareholders:

	Three months ended March 31,
(Expressed in millions of U.S. dollars)	2019	2018
Net income attributable to common shareholders	$95.3	$40.5
Adjustment for net realized and unrealized (gains) on investments	(83.0)	(12.3)
Adjustment for net foreign exchange (gains) losses	(5.1)	3.5
Adjustment for income tax expense (benefit) (1)	5.7	(0.8)
Operating income attributable to common shareholders	$12.9	$30.9

(1)         Adjustment for income tax expense (benefit) represents the income tax (expense) benefit associated with the adjustment for net realized and unrealized (gains) on investments and the income tax expense (benefit) associated with the adjustment for net foreign exchange gains. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.